Exhibit 10.45

Public Media Works, Inc.

14759 Oxnard Street

Van Nuys, California 91411

December 21, 2005

Stephen Brown

Chief Executive Officer

Public Media Works, Inc.

14759 Oxnard Street

Van Nuys, California 91411

Re:	Termination of Employment Agreement and Modification of Option Agreement

Dear Stephen:

This letter confirms the agreement between Public Media Works, Inc. (the “Company”) and I to terminate my Employment Agreement dated as of October 1, 2005. Such termination shall be effective as of December 21, 2005. I further acknowledge and agree that the Company has no obligations to pay to me any accrued or future compensation in any manner whatsoever under the employment agreement.

This letter further confirms the agreement between the Company and I to amend the terms of the Option Agreement dated as of October 1, 2005 to provide that any and all unexercised options under the Option Agreement shall expire if not exercised by me within six (6) months days after I cease to be on the Board of Directors of the Company.

Sincerely,

/s/ CORBIN BERNSEN
Corbin Bernsen

Acknowledged and Agreed:

Public Media Works, Inc.

By:	/s/ STEPHEN BROWN
Stephen Brown, CEO